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                                                                    EXHIBIT 99.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Stephen E. Brisker, the Chief Executive Officer of Halifax International, Inc. (the "Company"), hereby certify that:

(1) I have reviewed the Quarterly Report on Form 10-QSB of the Company (the "Report") to which this statement is an Exhibit;

(2) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Halifax International, Inc.

By:/s/ Stephen E. Brisker
   ---------------------------
Name:  Stephen E. Brisker
Title: Chief Executive Officer

Date:  September 13, 2002
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